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                                                                    Exhibit 99.2


                              USTELECENTERS, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS


                              745 ATLANTIC AVENUE
                          BOSTON, MASSACHUSETTS 02111


                               November __, 1996


                                 at 10:00 a.m.



The undersigned hereby appoints David F. Millet, Franklin A. Reece, III and Traver Clinton Smith, Jr. proxies, with full power of substitution in each, to represent and vote all stock that the undersigned is entitled to vote at the Special Meeting of Stockholders of USTeleCenters, Inc. to be held on ____________, November __, 1996 at 10:00 a.m. at the offices of Burns & Levinson LLP, 125 Summer Street, Boston, MA 02110, or any adjournments or postponements thereof, upon any and all matters which may properly be brought before such meeting.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE ON THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE.





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     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING:

             UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL l in the discretion of the named proxies, and upon such matters as may properly come before the meeting or any adjournment thereof. By executing this proxy, the undersigned hereby revokes all prior proxies.

l. Proposal to approve and adopt the Agreement and Plan of Merger, by and among USTeleCenters, Inc., View Tech Acquisition, Inc. and View Tech, Inc., the Merger, and the consummation of the transactions contemplated thereby.

    FOR                AGAINST             ABSTAIN
    [ ]                  [ ]                 [ ]

                                        ___________________________________
                                        Signature


                                        ___________________________________
                                        Date

                                        Please sign your name as it appears on
                                        this proxy.  All joint owners should
                                        sign. Persons signing as executors,
                                        administrators, trustees, etc. should
                                        so indicate.


         THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.